THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

LUMINAR MEDIA GROUP INC.

CONVERTIBLE LOAN

March 22, 2017

1.

Principal and Interest.

1.1

Luminar Media Group Inc. a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Kush Kapila (the "Investor" or the "Holder") the sum of the loan provided in this agreement at the time and in the manner hereinafter provided.

1.2

This Convertible Loan (the "Loan") shall bear interest from the date of issuance of this Loan at the rate of 8% per annum. This Loan shall be payable one year from the date hereinabove written and upon demand ("Demand Date").  Commencing on the Demand Date, all principal advanced and accrued interest hereunder shall be payable by the Company upon demand made by the investor. The amount of credit to be available under the discretion of the investor shall be $15,000.00 US.

1.3

Upon payment in full of the principal and accrued interest hereof, this Loan shall be surrendered to the Company for cancellation.

2.

All principal and accrued interest of this Loan shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

3.

Attorney's Fees. If the indebtedness represented by this Loan or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Loan is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and accrued interest payable hereunder, reasonable attorneys' fees and costs incurred by the Investor.

4.

Conversion.

4.1

Voluntary Conversion. The Holder shall have the right at any time to exercise in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and non-assessable whole shares of the Company's $0.001 par value common stock ("Common Stock") determined in accordance with Section 4.2 below.

4.2

Shares Issuable. The number of whole shares of Common Stock into which this Loan may be voluntarily converted ("Conversion Shares") shall be determined by dividing the aggregate principal and accrued interest amount borrowed hereunder by 60% of the bid price on the day of conversion. (the "Loan Conversion Price"). However, with the acceptance of the Board and Investor, a resolution can change the conversion price.  Furthermore, if the Loan holder converts the loan, he must remain under 4.99% shareholder.

4.3

Notice and Conversion Procedures. After receipt of demand for repayment, the Company agrees to give the Holder notice at least five (5) business days prior to the time that the Company repays th.is Loan. If the Holder elects to convert this Loan, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Loan. Within twenty (20) business days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion and, if the entire principal amount together with accrued interest hereunder was not so converted, a new Loan representing such balance.

4.4

No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Loan. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Loan, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

5.

Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a)

Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Loan and the performance of all obligations of the Company hereunder has been taken, and this Loan constitutes a valid and legally binding obligation of the  Company,  enforceable  in  accordance with its terms except (i) as limited by applicable bankruptcy,  insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance,  injunctive relief or other equitable  remedies.

(b)

Governmental Consent.  No consent, approval,  qualification,  order  or  authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery  or  performance  of  this Loan except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may  be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefore.

(c)

No Violation. The execution, delivery and performance by the Company of this Loan and the consummation of the transactions contemplated hereby will not result in a violation of its

Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument  or contract  to which  it is a party or by which it is bound or, to the best of  its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or  without  the  passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval  applicable  to the Company,  its business or operations,  or any of its assets or properties.

6.

Representations and Covenants of the Holder. The Company has entered this Loan in reliance upon the following representations and covenants of the Holder:

(a)

Investment Purpose. This Loan and the Common Stock issuable upon conversion of the Loan are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)

Private Issue. The Holder understands (i) that this Loan and the Common Stock issuable upon conversion of this Loan are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c)

Financial Risk. The Holder has such knowledge and experience in financial and business matters as to can evaluate the merits and risks of its investment, and can bear the economic risks of its investment.

(d)

Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Loan, it may be required to  hold such securities for an indefinite period. The Holder also understands that any sale of the Loan or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

7.

Assignment. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.

Waiver and Amendment. Any provision of this Loan may be amended, waived or modified upon the written consent of the Company and the Holder.

9.

Transfer of This Loan or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Loan or securities into which this Loan may be converted, the Holder will give written notice to the Company prior thereto, describing    briefly

the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a patty as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Loan thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.

Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid.

11.

Governing Law. This Loan is being delivered in and shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law’s provisions thereof.

12.

Heading: References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Loan. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

13.

Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

14.

Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

15.

Severability. If one or more provisions of this Loan are held to be unenforceable under applicable law, such provision shall be excluded from this Loan and the balance of the Loan shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

16.

No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Loan and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Loan against impairment.

17.

Credit Request Procedure. Request by the Company can be made by email, letter, or phone. It's to the discretion of the investor to issue the requested credit.

IN WITNESS WHEREOF, Luminar Media Group Inc. has caused this loan to be executed in its corporate name and this loan to be dated, issued and delivered, all on the date first above written.

Borrower:

Luminar Media Group

__________________________________

Name: Chris Cook

Position: Chairman and CEO

Lender:

Lenders name

__________________________________

Name:

Position: